UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 25, 2011

PETROHAWK ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33334	86-0876964
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 204-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 9.01   Financial Statements and Exhibits

(b) Pro Forma Financial Information

Unaudited pro forma financial information giving effect to the disposition of Petrohawk Energy Corporation’s (Petrohawk or the Company) Fayetteville Shale upstream assets and the contribution of the Company’s Haynesville Shale midstream operations to KinderHawk Field Services LLC (KinderHawk) is included as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited pro forma statement of operations for the fiscal year ended December 31, 2010 is based on the historical financial statements of the Company for such period after giving effect to the KinderHawk joint venture and the Fayetteville disposition as if they had occurred on January 1, 2010. The unaudited pro forma financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto contained in the Company’s 2010 Annual Report on Form 10-K filed on February 22, 2011.

The unaudited pro forma financial information presented is not intended to represent and may not be indicative of the consolidated results of operations or financial position that would have occurred had the transactions been completed as of the dates presented nor of the future results of operations or financial position of the Company.

(d) Exhibits

Exhibit No	Description of Exhibit

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation for the year ended December 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROHAWK ENERGY CORPORATION

By:	/s/ C. Byron Charboneau
C. Byron Charboneau
Vice President, Chief Accounting Officer and Controller

Date: March 25, 2011

EXHIBIT INDEX

99.1	Unaudited pro forma consolidated financial statements of Petrohawk Energy Corporation for the year ended December 31, 2010.